Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sol-Gel Technologies Ltd. of our report dated March 10,2023 relating to the financial statements, which appears in the Annual Report of Sol-Gel Technologies Ltd. on Form 20-F for the year ended December 31, 2022.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 10, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited